UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                Form 8-K12G3


                               CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported) August 17, 2001


                      Commission file Number 000-29419

                           VCM TECHNOLOGY LIMITED
           (Exact Name of Registrant as Specified in its Charter)



NEVADA                                               88-0448325
(State of other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                     Identification Number)




1850 E. Flamingo Rd #111
Las Vegas, Nevada                                    89119
(Address of principal executive offices)             (Zip Code)




                               (702) 866-5839
                (Registrant's Executive Office Telephone Number)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT
      Pursuant to an Acquisition Agreement and Plan of Merger (the "Merger Agreement") dated as of August 16, 2001 between Vital Living, Inc. ("Vital") a Nevada Corporation, and VCM Technology Limited ("VCM") a Nevada Corporation, all of the outstanding shares of common stock of VCM were exchanged for 5,062 shares of 144 restricted common stock of Vital in a transaction in which Vital was the surviving corporation.
      A copy of the Acquisition Agreement and Plan of Merger and Certificate of Merger are filed as exhibits to this Form 8-K12G3 and are incorporated in their entirety herein.
ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
      The consideration exchanged pursuant to the Merger Agreement was negotiated between Vital and VCM.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP
No events to report.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
No events to report

ITEM 5.   OTHER EVENTS
      Pursuant to an Acquisition Agreement and Plan of Merger (the "Merger Agreement") dated as of August 16, 2001 between Vital Living, Inc. ("Vital") a Nevada Corporation, and VCM Technology Limited ("VCM") a Nevada Corporation, all of the outstanding shares of common stock of VCM were exchanged for 5,062 shares of 144 restricted common stock of Vital in a transaction in which Vital was the surviving corporation.
      A copy of the Acquisition Agreement and Plan of Merger and Certificate of Merger are filed as exhibits to this Form 8-K and are incorporated in their entirety herein.
ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
No events to report

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
     No financial statements are filed herewith. The Registrant shall file financial statements by Form 8-K not later than 15 days after the date hereof.

ITEM 8.   CHANGE IN FISCAL YEAR
No events to report

ITEM 9.   REGULATION FD DISCLOSURE
No events to report

EXHIBITS

2.1* Acquisition Agreement and Plan of Merger between Vital Living, Inc. and VCM Technology Limited.

3(i)* Certificate of Merger between Vital Living, Inc. and VCM Technology
Limited.

_______
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.




                                                  VCM TECHNOLOGY LIMITED
                                                  By/s/Debra K. Amigone
Date                                              Debra K.Amigone, President
August 20, 2001

Exhibit 2.1
                  ACQUISITION AGREEMENT AND PLAN OF MERGER

                         DATED AS OF AUGUST 16, 2001 BETWEEN

                             VITAL LIVING, INC.

                                     AND

                           VCM TECHNOLOGY LIMITED

TABLE OF CONTENTS




ARTICLE 1. The Merger                                                 4
  Section 1.1.  The Merger                                            4
  Section 1.2   Effective Time                                        4
  Section 1.3   Closing of the Merger                                 4
  Section 1.4   Effects of the Merger                                 4
  Section 1.5.  Board of Directors and Officers of VITAL              4
  Section 1.6.  Conversion of Shares                                  5
  Section 1.7.  Exchange of Certificates                              5
  Section 1.8.  Taking of Necessary Action; Further Action            6

ARTICLE 2. Representations and Warranties of VITAL                    6
  Section 2.1.  Organization and Qualification                        6
  Section 2.2.  Capitalization of VITAL                               6
Section   2.3.  Authority Relative to this Agreement; Recommendation. 7
  Section 2.4.  SEC Reports; Financial Statements                     7
  Section 2.5.  Information Supplied                                  7
  Section 2.6.  Consents and Approvals; No Violations                 7
  Section 2.7.  No Default                                            7
  Section 2.8.  No Undisclosed Liabilities; Absence of Changes        8
  Section 2.9.  Litigation                                            8
  Section 2.10. Compliance with Applicable Law                        8
  Section 2.11. Employee Benefit Plans; Labor Matters                 8
  Section 2.12. Environmental Laws and Regulations                    9
  Section 2.13. Tax Matters                                           10
  Section 2.14. Title To Property                                     10
  Section 2.15. Intellectual Property                                 10
  Section 2.16. Insurance                                             10
  Section 2.17. Vote Required                                         11
  Section 2.18. Tax Treatment                                         11
  Section 2.19. Affiliates                                            11
  Section 2.20. Certain Business Practices                            11
  Section 2.21. Insider Interests                                     11
  Section 2.22. Opinion of Financial Adviser                          11
  Section 2.23. Brokers                                               11
  Section 2.24. Disclosure                                            11
  Section 2.25. No Existing Discussion                                11
  Section 2.26. Material Contracts                                    11

ARTICLE 3. Representations and Warranties of VCM.                     12
  Section 3.1.  Organization and Qualification                        12
  Section 3.2.  Capitalization of VCM                                 12
  Section 3.3.  Authority Relative to this Agreement; Recommendation  13
  Section 3.4.  SEC Reports; Financial Statements                     13
  Section 3.5.  Information Supplied                                  14
  Section 3.6   Consents and Approvals; No Violations                 14
  Section 3.7.  No Default                                            14
  Section 3.8   No Undisclosed Liabilities; Absence of Changes        14
  Section 3.9.  Litigation                                            15
  Section 3.10. Compliance with Applicable Law                        15
  Section 3.11. Employee Benefit Plans; Labor Matters                 15
  Section 3.12. Environmental Laws and Regulations                    16
  Section 3.13. Tax Matters                                           16
  Section 3.14. Title to Property                                     16
  Section 3.15. Intellectual Property                                 17
  Section 3.16. Insurance                                             17
  Section 3.17. Vote Required                                         17
  Section 3.18. Tax Treatment                                         17
  Section 3.19. Affiliates                                            17
  Section 3.20. Certain Business Practices                            17
  Section 3.21. Insider Interests                                     17
  Section 3.22. Opinion of Financial Adviser                          17
  Section 3.23. Brokers                                               17
  Section 3.24. Disclosure                                            18
  Section 3.25. No Existing Discussions                               18
  Section 3.26. Material Contracts                                    18

ARTICLE 4. Covenants                                                  18
  Section 4.1.  Conduct of Business of VITAL                          18
  Section 4.2.  Conduct of Business of VCM                            20
  Section 4.3.  Preparation of 8-K                                    21
  Section 4.4.  Other Potential Acquirers                             21
  Section 4.5.  Meetings of Stockholders                              21
  Section 4.6.  NASD OTC:BB Listing                                   21
  Section 4.7.  Access to Information                                 21
  Section 4.8.  Additional Agreements; Reasonable Efforts.            22
  Section 4.9.  Indemnification                                       22
  Section 4.10. Notification of Certain Matters                       23

ARTICLE 5. Conditions to Consummation of the Merger
  Section 5.1. Conditions to each Party's Obligation
                                   to Effect the Merger               23
  Section 5.2. Conditions to the Obligations of VITAL                 23
  Section 5.3. Conditions to the Obligations of VCM                   24

ARTICLE 6. Termination; Amendment; Waiver                             24
  Section 6.1. Termination                                            24
  Section 6.2. Effect of Termination                                  25
  Section 6.3. Fees and Expenses                                      25
  Section 6.4. Amendment                                              25
  Section 6.5. Extension; Waiver                                      25

ARTICLE 7. Miscellaneous                                              25
  Section 7.1. Nonsurvival of Representations and Warranties          25
  Section 7.2. Entire Agreement; Assignment                           25
  Section 7.3. Validity                                               25
  Section 7.4. Notices                                                25
  Section 7.5. Governing Law                                          26
  Section 7.6. Descriptive Headings                                   26
  Section 7.7. Parties in Interest                                    26
  Section 7.8. Certain Definitions                                    26
  Section 7.9. Personal Liability                                     27
  Section 7.10.Specific Performance                                   27
  Section 7.11.Counterparts                                           27

                        AGREEMENT AND PLAN OF MERGER
     This Agreement and Plan of Merger (this "Agreement"), dated as of August 16, 2001, is between VITAL LIVING, INC., a Nevada corporation ("VITAL"), and VCM TECHNOLOGY LIMITED, a Nevada corporation ("VCM").
     Whereas, the Board of Directors of VITAL and VCM each have, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger (as defined below) is fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Merger in accordance with this Agreement;
     Whereas, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");and

     Whereas, VITAL and VCM desire to make certain representations, warranties,covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
     Now, therefore,in consideration of the promises the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, VITAL and VCM hereby agree as follows:

                                  ARTICLE I

                                 The Merger

     Section 1.1. The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Nevada (the
"NGCL"), VCM shall be merged with and into VITAL (as defined below) (the ``Merger`). Following the Merger, VITAL shall continue as the surviving corporation (the "Successor Corporation"), shall continue to be governed by the laws of the jurisdiction of its incorporation or organization and the separate corporate existence of VCM shall cease. Prior to the Effective Time, the parties hereto shall mutually agree as to the name of the Successor
Corporation; however, initially the Successor Corporation shall be named VITAL LIVING, INC., a Nevada corporation. The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Code as relates to the non-cash exchange of stock referenced herein.

     Section 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, a Certificate of Merger (the "Merger Certificate") shall be duly executed and acknowledged by each of VCM and VITAL, and thereafter the Merger Certificate reflecting the Merger shall be delivered to the Secretary of State of the State of Nevada for filing pursuant to the NGCL on the Closing Date (as defined in Section 1.3). The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed by the Secretary of State of the State of Nevada in accordance with the NGCL or such later time as the parties may agree upon and set forth in the Merger Certificate (the time at which the Merger becomes effective shall be referred to herein as the "Effective Time").

     Section 1.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 5 (the "Closing Date"), at the offices of Sperry Young & Stoecklein, 1850 E.
Flamingo Rd., Suite 111, Las Vegas, Nevada, unless another time, date or place is agreed to in writing by the parties hereto.

     Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the NGCL. Without limiting the generality of the foregoing, and
subject   thereto, at the Effective Time, all the properties,rights, privileges, powers of VCM shall vest in the Successor Corporation, and all debts, liabilities and duties of VCM shall become the debts, liabilities and duties of the Successor Corporation.

     Section 1.5. Board of Directors and Officers of VITAL. At or prior to the Effective Time, each of VCM and VITAL agrees to take such action as is necessary (i) to cause the number of directors comprising the full Board of Directors of VITAL to remain the same.

     Section 1.6. Conversion of Shares. At the Effective Time, each share of common stock, par value $.001 per share of VCM (individually a "VCM Share" and collectively, the "VCM Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of VCM, VITAL, or the holder thereof, be converted into and shall become fully paid and nonassessable VITAL common shares determined by issuing one(1)share of VITAL common share for every 1275 shares of VCM. Shares issued
to VCM stockholders shall be issued pursuant to Rule 144 and shall      be
considered restricted shares and will not be available for resale for  twelve
(12) months from the closing date. The certificates evidencing the shares shall bear the following restrictive legend:
     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION SATISFACTORY TO THE ISSUER
     AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.
     Section 1.7. Exchange of Certificates.
     (a) Prior to the Effective Time, VITAL shall enter into an agreement with, and shall deposit with, Sperry Young & Stoecklein, or such other agent or agents as may be satisfactory to VITAL and VCM (the"Exchange Agent'), for the benefit of the holders of VCM Shares, for exchange through the Exchange Agent in accordance with this Article I: (i) certificates representing the appropriate number of VITAL Shares to be issued to holders of VCM Shares issuable pursuant to Section 1.6 in exchange for outstanding VCM Shares.
     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding VCM Shares (the "Certificates") whose shares were converted into the right to receive VITAL Shares pursuant to Section 1.6: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as VCM and VITAL may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing VITAL Shares. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefore a certificate representing that number of whole VITAL Shares, which such holder has the right to receive pursuant to the provisions of this Article I, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of VCM Shares which are not registered in the transfer records of VCM, a certificate representing the proper number of VITAL Shares may be issued to a transferee if the Certificate representing such VCM Shares is presented to the Exchange Agent accompanied by all documents required by the Exchange Agent or VITAL to evidence and effect such transfer and by evidence that any applicable stock transfer or other taxes have been paid. Until surrendered as contemplated by this Section 1.7, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing VITAL Shares as contemplated by this Section 1.7.
     (c) No dividends or other distributions declared or made after the Effective Time with respect to VITAL Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the VITAL Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate.
     (d) In the event that any Certificate for VCM Shares or VITAL Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefore, upon the making of an affidavit of that fact by the holder thereof such VITAL Shares and cash in lieu of fractional VITAL Shares, if any, as may be required pursuant to this Agreement; provided, however, that VITAL or the Exchange Agent, may, in its respective discretion, require the delivery of a suitable bond, opinion or indemnity.

     (e) All VITAL Shares issued upon the surrender for exchange of VCM Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such VCM Shares. There shall be no further registration of transfers on the stock transfer books of VCM of the VCM Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time,Certificates of VCM are presented to VITAL for any reason, they shall be canceled and exchanged as provided in this Article I.
     (f) No fractional VITAL Shares shall be issued in the Merger, but I lieu thereof each holder of VCM Shares otherwise entitled to a fractional VITAL Share shall, upon surrender of its, his or her Certificate or Certificates, be entitled to receive an additional share to round up to the nearest round number of shares.
     Section 1.8. Taking of Necessary Action;Further Action.If,at any time after the Effective Time, VCM or VITAL reasonably determines that any deeds, assignments, or instruments or confirmations of transfer are necessary or desirable to carry out the purposes of this Agreement and to vest VITAL with full right, title and possession to all assets,property, rights, privileges, powers and franchises of VCM, the officers and directors of VITAL and VCM are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.

                                  ARTICLE 2

                   Representations and Warranties of VITAL

     Except as set forth on the Disclosure Schedule delivered by VITAL to VCM (the "VITAL Disclosure Schedule"), VITAL hereby represents and warrants to VCM as follows:

     Section 2.1. Organization and Qualification.

     (a) VITAL is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization,has 300 or more round lot (100 or more shares) stockholders and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on VITAL. When used in connection with VITAL, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of VITAL, other than any change or effect arising out of general economic conditions unrelated to any business in which VITAL is engaged, or
(ii) that may impair the ability of VITAL to perform its obligations hereunder or to consummate the transactions contemplated hereby.

     (b) VITAL has heretofore delivered to VCM accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of VITAL. Except as set forth on Schedule
2.1 of the VITAL Disclosure Schedule,VITAL is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on VITAL.

     Section 2.2. Capitalization of VITAL.

     (a) The authorized capital stock of VITAL consists of; (i) One Hundred Million (100,000,000) Authorized Shares of Common Stock, $0.001 par value, 13,626,554 Common shares are issued and outstanding as of July 31, 2001, and held by 300 or more round lot (100 or more shares) stockholders and (ii) Fifty Million (50,000,000) VITAL preferred shares, $.001 par value, and no preferred shares are issued and outstanding. Pursuant to the Merger Agreement VITAL will issue 5,062 shares of 144 restricted common stock to the stockholder of VCM, which shall not be available for resale for at least twelve (12) months from the closing date. All of the outstanding VITAL
Shares have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. Except as set forth herein, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of VITAL, (ii) securities of VITAL convertible into or exchangeable for shares of capital stock or voting securities of VITAL,
(iii) options or other rights to acquire from VITAL, except as set forth in 2.2(a) of the Disclosure Schedule, and, no obligations of VITAL to issue, any
capital   stock,  voting  securities  or  securities
 convertible into or
exchangeable for capital stock or voting securities of VITAL,and(iv)equity equivalents, interests in the ownership or earnings of VITAL or other similar rights (collectively, "VITAL Securities"). As of the date hereof, except as set forth on Schedule 2.2(a) of the VITAL Disclosure Schedule there are no outstanding obligations of VITAL or its subsidiaries to repurchase, redeem or otherwise acquire any VITAL Securities or stockholder agreements, voting trusts or other agreements or understandings to which VITAL is a party or by which it is bound relating to the voting or registration of any shares of capital stock of VITAL. For purposes of this Agreement, ``Lien" means, with respect to any asset (including, without limitation,any security)any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.
     (b) VITAL does not own directly or indirectly more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of any entity, other than as specifically disclosed in the disclosure documents.
     Section 2.3. Authority Relative to this Agreement; Recommendation. VITAL has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of VITAL (the "VITAL Board") and no other corporate proceedings on the part of VITAL are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by VITAL and constitutes a valid, legal and binding agreement of VITAL, enforceable against VITAL in accordance with its terms.
     Section 2.4. SEC Reports; Financial Statements. VITAL is not required to file forms, reports and documents with the SEC.
     Section 2.5. Information Supplied. None of the information supplied or to be supplied by VITAL for inclusion or incorporation by reference in connection with the Merger will at the date presented to stockholder of VCM and at the times of the meeting or meetings of stockholders of VITAL to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
     Section 2.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1916, as amended (the ``HSR Act''), the rules of the National Association of Securities Dealers,Inc. ("NASD"), the filing and recordation of the Merger Certificate as required by the NGCL, and as set forth on Schedule 2.6 of the VITAL Disclosure Schedule no filing with or notice to, and no permit, authorization,consent or approval of,any court or tribunal or administrative,governmental or regulatory body,agency or authority(a "Governmental Entity") is necessary for the execution and delivery by VITAL of this Agreement or the consummation by VITAL of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on VITAL.

     Except as set forth in Section 2.6 of the VITAL Disclosure Schedule, neither the execution, delivery and performance of this Agreement by VITAL nor the consummation by VITAL of the transactions contemplated hereby will
(i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of VITAL, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which VITAL is a party or by which any of its properties or assets may be bound, or (iii) violate any order, writ, injunction,decree, law, statute,rule or regulation applicable to VITAL or any of its properties or assets,except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on VITAL.

  Section   2.7. No Default. Except as set forth in Section 2.7 of the VITAL
Disclosure Schedule, VITAL is not in breach, default or violation(and no event has occurred which with notice or the lapse of time or both would constitute a breach default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which VITAL is now a party or by which any of its respective properties or assets may be bound  or
(iii) any order, writ injunction, decree, law, statute, rule or regulation applicable to VITAL or any of its respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on VITAL. Except as set forth in Section 2.7 of the VITAL Disclosure Schedule, each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which VITAL is now a party or by which its respective properties or assets may be bound that is material to VITAL and that has not expired is in full force and effect and is not subject to any material default thereunder of which VITAL is aware by any party obligated to VITAL thereunder.
     Section 2.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent disclosed in the May 7, 2001 audited financial statements, none of VITAL or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of VITAL and its consolidated subsidiaries (including the notes thereto) or which would have a Material Adverse Effect on VITAL. Except as disclosed by VITAL, none of VITAL or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to VITAL or its subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on VITAL. Except as and to the extent disclosed by VITAL there has not been (i) any material change by VITAL in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by VITAL of any of its assets having a Material Adverse Effect on VITAL, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.2 of this Agreement had such action or event occurred after the date of this Agreement.

     Section 2.9. Litigation. Except as set forth in Schedule 2.9 of the VITAL Disclosure Schedule there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of VITAL, threatened against VITAL or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on VITAL or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as disclosed by VITAL, none of VITAL or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on VITAL or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     Section 2.10. Compliance with Applicable Law. Except as disclosed by VITAL, VITAL and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "VITAL Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on VITAL. Except as disclosed by VITAL, VITAL and its subsidiaries are in compliance with the terms of the VITAL Permits, except where the failure so to comply would not have a Material Adverse Effect on VITAL. Except as disclosed by VITAL, the businesses of VITAL and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 2.10 with respect to Environmental Laws and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on VITAL. Except as disclosed by VITAL no investigation or review by any Governmental Entity with respect to VITAL or its subsidiaries is pending or, to the knowledge of VITAL, threatened, nor, to the knowledge of VITAL, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which VITAL reasonably believes will not have a Material Adverse Effect on VITAL.
     Section 2.11. Employee Benefit Plans; Labor Matters.
     (a)  Except  as  set  forth in Section 2.11(a) of the  VITAL  Disclosure
Schedule with respect to each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974,as amended("ERISA")), maintained or contributed to at any time by VITAL or any entity required to be aggregated with VITAL pursuant to Section 414 of the Code (each,a "VITAL Employee Plan"), no event has occurred and to the knowledge of VITAL, no condition or set of circumstances exists in connection with which VITAL could reasonably be expected to be subject to any liability which would have a Material Adverse Effect on VITAL.
     (b) (i) No VITAL Employee Plan is or has been subject to Title IV of ERISA or Section 412 of the Code; and (ii) each VITAL Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable Internal Revenue Service determination letter, and nothing has occurred which could reasonably be expected to adversely affect such determination.
     (c) Section 2.11(c) of the VITAL Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement,of each person who holds any VITAL Stock Options, together with the number of VITAL Shares which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of such option. Section 2.11(c) of the VITAL Disclosure Schedule also sets forth the total number of such incentive stock options and such nonqualified options. VITAL has furnished VCM with complete copies of the plans pursuant to which the VITAL Stock Options were issued. Other than the automatic vesting of VITAL Stock Options that may occur without any action on the part of VITAL or its officers or directors, VITAL has not taken any action that would result in any VITAL Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
     (d) VITAL has made available to VCM (i) a description of the terms of employment and compensation arrangements of all officers of VITAL and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants who are individuals obligating VITAL to make annual cash payments in an amount exceeding $60,000; (iii) a schedule listing all officers of VITAL who have executed a non-competition agreement with VITAL and a copy of each such agreement currently in effect; (iv) copies (or descriptions) of all severance agreements, programs and policies of VITAL with or relating to its employees, except programs and policies required to be maintained by law; and (v) copies of all plans, programs, agreements and other arrangements of VITAL with or relating to its employees which contain change in control provisions all of which are set forth in Section 2.11(d) of the VITAL Disclosure Schedule.
     (e) There shall be no payment, accrual of additional benefits, acceleration of payments, or vesting in any benefit under any VITAL Employee Plan or any agreement or arrangement disclosed under this Section 2.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.
     (f) There are no controversies pending or, to the knowledge of VITAL, threatened, between VITAL and any of their employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on VITAL. Neither VITAL nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by VITAL or any of its subsidiaries (and neither VITAL nor any of its subsidiaries has any outstanding material liability with respect to any terminated collective bargaining agreement or labor union contract), nor does VITAL know of any activities or proceedings of any labor union to organize any of its or employees. VITAL has no knowledge of any strike, slowdown, work stoppage, lockout or threat thereof, by or with respect to any of its employees.

     Section 2.12. Environmental Laws and Regulations.

     (a) Except as disclosed by VITAL, (i) VITAL is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that would not have a Material Adverse Effect on VITAL, which compliance includes, but is not limited to, the possession by VITAL of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) VITAL has not received written notice of, or, to the knowledge of VITAL, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an ``Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on VITAL; and (iii) to the knowledge of VITAL, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) Except as disclosed by VITAL, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on VITAL that are pending or, to the knowledge of VITAL, threatened against VITAL or, to the knowledge of VITAL, against any person or entity whose liability for any Environmental Claim VITAL has or may have retained or assumed either contractually or by operation of law.

     Section 2.13. Tax Matters.
     (a)  Except  as  set  forth  in Section 2.13  of  the  VITAL  Disclosure
Schedule: (i) VITAL has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns (as defined herein) with respect to Taxes (as defined herein) of VITAL and all Tax
Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to VITAL have been paid in full or have been provided for in accordance with GAAP on VITAL's most recent balance sheet which is part of the VITAL SEC Documents. (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to VITAL; (iv) to the knowledge of VITAL none of the Tax Returns of or with respect to VITAL is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to VITAL which has not been abated or paid in full.
     (b) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) "Tax Return" shall mean any report, return, documents declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.
     Section 2.14. Title to Property. VITAL has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on VITAL; and, to VITAL's knowledge, all leases pursuant to which VITAL leases from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of VITAL, under any of such leases,any existing material default or event of default(or event which with notice of lapse of time, or both, would constitute a default and in respect of which VITAL has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event, would not have a Material Adverse Effect on VITAL.
     Section 2.15. Intellectual Property.
     (a) VITAL owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefore that are material to its business as currently conducted (the "VITAL Intellectual Property Rights").
     (b) The validity of the VITAL Intellectual Property Rights and the title thereto of VITAL is not being questioned in any litigation to which VITAL is a party.
     (c) Except as set forth in Section 2.15(c) of the VITAL Disclosure Schedule, the conduct of the business of VITAL as now conducted does not, to VITAL's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any VITAL Intellectual Property Rights.

     (d) VITAL has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where VITAL has elected to rely on patent or copyright protection in lieu of trade secret protection.
     Section 2.16. Insurance. VITAL currently maintains general liability and other business insurance.

     Section 2.17. Vote Required. Approval of this Agreement and Plan of Merger by the Stockholders of VITAL is not required pursuant to current Nevada law.

     Section 2.18. Tax Treatment. Neither VITAL nor, to the knowledge of VITAL, any of its affiliates has taken or agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 2.19. Affiliates. Except for the directors and executive officers of VITAL, each of whom is listed in Section 2.19 of the VITAL Disclosure Schedule, there are no persons who, to the knowledge of VITAL, may be deemed to be affiliates of VITAL under Rule 1-02(b) of Regulation S-X of the SEC (the "VITAL Affiliates").

     Section 2.20. Certain Business Practices. None of VITAL or any directors, officers, agents or employees of VITAL has (i) used and funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or (iii) made any other unlawful payment.

     Section 2.21. Insider Interests. Except as set forth in Section 2.21 of the VITAL Disclosure Schedule, neither any officer or director of VITAL has any interest in any material property, real or personal, including without limitation, any computer software or VITAL Intellectual Property Rights, used in or pertaining to the business of VITAL, except for the ordinary rights of a stockholder or employee stock optionholder.

     Section 2.22. Opinion of Financial Adviser. No advisers, as of the date hereof, have delivered to the VITAL Board a written opinion to the effect that, as of such date, the exchange ratio contemplated by the Merger is fair to the holders of VITAL Shares.

     Section 2.23. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of VITAL.

     Section 2.24. Disclosure. No representation or warranty of VITAL in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to VCM pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

     Section 2.25. No Existing Discussions. As of the date hereof, VITALis not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 4.4).

     Section 2.26. Material Contracts.

     (a) VITAL has delivered or otherwise made available to VCM true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which VITAL is a party affecting the obligations of any party thereunder) to which VITAL is a party or by which any of its properties or assets are bound that are, material to the business, properties or assets of VITAL taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of VITAL taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which VITAL is a party involving employees of VITAL);(ii) licensing, publishing, merchandising or distribution agreements; (iii) contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise entered into since December 31, 2000; (vi) contracts or agreements with any Governmental Entity. and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 4.1 hereof, the "VITAL Contracts"). VITAL is not a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such  person would be
entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.
     (b) Each of the VITAL Contracts is valid and enforceable in accordance with its terms, and there is no default under any VITAL Contract so listed either by VITAL or, to the knowledge of VITAL, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by VITAL or, to the knowledge of VITAL, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on VITAL.
     (c) No party to any such VITAL Contract has given notice to VITAL of or made a claim against VITAL with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on VITAL.
                                  ARTICLE 3
                    Representations and Warranties of VCM
     Except as set forth on the Disclosure Schedule delivered by VCM to VITAL (the "VCM Disclosure Schedule"), VCM hereby represents and warrants to VITAL as follows:
     Section 3.1. Organization and Qualification.
     (a) Each of VCM and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on VCM. When used in connection with VCM, the term "Material Adverse Effect'' means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of VCM and its subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which VCM and its subsidiaries are engaged, or (ii) that may impair the ability of VCM to consummate the transactions contemplated hereby.
     (b) VCM has heretofore delivered to VITAL accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of VCM. Each of VCM and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on VCM.
     Section 3.2. Capitalization of VCM.
     (a) The authorized capital stock of VCM consists of; (i) Twenty Million (20,000,000) Authorized Shares of Common Stock, $0.001 par value, 6,454,060 Common shares are issued and outstanding as of June 30, 2001, and (ii) Five Million (5,000,000) VCM preferred shares, $.001 par value, and no preferred shares are issued and outstanding. All of the outstanding VCM Shares have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights.
     (b) Except as set forth in Section 3.2(b) of the VCM Disclosure Schedule, VCM is the record and beneficial owner of all of the issued and outstanding shares of capital stock of its subsidiaries.
     (c) Except as set forth in Section 3.2(c) of the VCM Disclosure Schedule, between June 30, 2001 and the date hereof, no shares of VCM's capital stock have been issued and no VCM Stock options have been granted. Except as set forth in Section 3.2(a) above, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of VCM,
(ii) securities of VCM or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of VCM, (iii) options or other rights to acquire from VCM or its subsidiaries, or obligations of VCM or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of VCM, or (iv) equity equivalents, interests in the ownership  or
earnings of VCM or its subsidiaries or other similar rights (collectively, "VCM Securities"). As of the date hereof, there are no outstanding obligations of VCM or any of its subsidiaries to repurchase, redeem or otherwise acquire any VCM Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which VCM is a party or by which it is bound relating to the voting or registration of any shares of capital stock of VCM.
     (d) Except as set forth in Section 3.2(d) of the VCM Disclosure Schedule, there are no securities of VCM convertible into or exchangeable for, no options or other rights to acquire from VCM, and no other contract,
understanding,   arrangement  or  obligation  (whether or  not   contingent)
providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of VCM.
     (e) The VCM Shares constitute the only class of equity securities of VCM or its subsidiaries.
     (f) Except as set forth in Section 3.2(f) of the VCM Disclosure Schedule, VCM does not own directly or indirectly more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of any entity.
     Section 3.3. Authority Relative to this Agreement; Recommendation.
     (a) VCM has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of VCM (the "VCM Board"), and no other corporate proceedings on the part of VCM are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except,as referred to in
Section 3.17, the approval and adoption of this Agreement by the holders of at least a majority of the then outstanding VCM Shares. This Agreement has been duly and validly executed and delivered by VCM and constitutes a valid, legal and binding agreement of VCM, enforceable against VCM in accordance with its terms.
     (b) The VCM Board has resolved to recommend that the stockholders of VCM approve and adopt this Agreement.
     Section 3.4. SEC Reports; Financial Statements.
     (a) VCM has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since December 31, 2000,each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities
Act"), and the Exchange Act (and the rules and regulations promulgated thereunder, respectively), each as in effect on the dates such forms, reports and documents were filed. VCM has heretofore delivered or promptly will deliver prior to the Effective Date to VCM, in the form filed with the SEC (including any amendments thereto but excluding any exhibits), (i) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, (ii) all definitive proxy statements relating to VCM's meetings of stockholders (whether annual or special) held since December 31, 2000, if any, and (iii) all other reports or registration statements filed by VCM with the SEC since December 31, 2000 (all of the foregoing, collectively, the "VCM SEC Reports"). None of such VCM SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of VCM included in the VCM SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of VCM as of the dates thereof and its results of operations and changes in financial position for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the VCM SEC Reports have been so filed.

     (b) VCM has heretofore made available or promptly will make available to VITAL a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by VCM with the SEC pursuant to the Exchange Act.

     Section 3.5. Information Supplied. None of the information supplied or to be supplied by VCM for inclusion or incorporation by reference to the 8-K will, at the time the 8-K is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 3.6. Consents and Approvals; No Violations. Except as set forth in Section 3.6 of the VCM Disclosure Schedule, and for filings,permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, the rules of the NASD, and the filing and recordation of the Merger Certificate as required by the NGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by VCM of this Agreement or the consummation by VCM of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on VCM.

     Neither the execution, delivery and performance of this Agreement by VCM nor the consummation by VCM of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents)of VCM or any of VCM's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which VCM or any of VCM's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to VCM or any of VCM's subsidiaries or any of their respective properties or assets, except in the case of (ii) or
(iii) for violations, breaches or defaults which would not have a Material Adverse Effect on VCM.
     Section 3.7. No Default. None of VCM or any of its subsidiaries is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which VCM or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or
(iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to VCM, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on VCM. Each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which VCM or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound that is material to VCM and its subsidiaries taken as a whole and that has not expired is in full force and effect and is not subject to any material default thereunder of which VCM is aware by any party obligated to VCM or any subsidiary thereunder.
     Section 3.8. No Undisclosed Liabilities; Absence of Changes. Except as set forth in Section 2.8 of the VCM Disclosure Schedule and except as and to the extent publicly disclosed by VCM in the VCM SEC Reports, as of December 31, 2000, VCM does not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a balance sheet of VCM (including the notes thereto) or which would have a Material Adverse Effect on VCM. Except as publicly disclosed by VCM, since December 31, 2000, VCM has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events,changes or effects with respect to VCM having or which reasonably could be expected to have, a Material Adverse Effect on VCM. Except as and to the extent publicly disclosed by VCM in the VCM SEC Reports and except as set forth in Section 2.8 of the VCM Disclosure Schedule, since December 31, 2000, there has not been (i) any material change by VCM in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles),(ii) any revaluation by VCM of any of its assets having a Material Adverse Effect on VCM, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or
(iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.1 of this Agreement had such action or event occurred after the date of this Agreement.

     Section 3.9. Litigation.Except as publicly disclosed by VCM in the VCM SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of VCM, threatened against VCM or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on VCM or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by VCM in the VCM SEC Reports, VCM is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on VCM or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.
     Section 3.10. Compliance with Applicable Law. Except as publicly disclosed by VCM in the VCM SEC Reports, VCM holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the `'VCM Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on VCM. Except as publicly disclosed by VCM in the VCM SEC Reports, VCM is in compliance with the terms of the VCM Permits, except where the failure so to comply would not have a Material Adverse Effect on VCM. Except as publicly disclosed by VCM in the VCM SEC Reports, the business of VCM is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this
Section 2.10 with respect to Environmental Laws (as defined in Section 2.12 below) and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on VCM. Except as publicly disclosed by VCM in the VCM SEC Reports, no investigation or review by any Governmental Entity with respect to VCM is pending or, to the knowledge of VCM, threatened, nor, to the knowledge of VCM, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which VCM reasonably believes will not have a Material Adverse Effect on VCM.
     Section 3.11. Employee Benefit Plans; Labor Matters.

     (a) With respect to each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA), maintained or contributed to at any time by VCM, any of its subsidiaries or any entity required to be aggregated with VCM or any of its subsidiaries pursuant to
Section 414 of the Code (each,a"VCM Employee Plan"),no event has occurred and, to the knowledge of VCM, no condition or set of circumstances exists in connection with which VCM or any of its subsidiaries could reasonably be expected to be subject to any liability which would have a Material Adverse Effect on VCM.

     (b) (i) No VCM Employee Plan is or has been subject to Title IV of ERISA or Section 412 of the Code; and (ii) each VCM Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable Internal Revenue Service determination letter, and nothing has occurred which could reasonably be expected to adversely affect such determination.

     (c) Section 3.11(c) of the VCM Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any VCM Stock Options, together with the number of VCM Shares which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of such option. Section 3.11(c) of the VCM Disclosure Schedule also sets forth the total number of such incentive stock options and such nonqualified options. VCM has furnished VITAL with complete copies of the plans pursuant to which the VCM Stock Options were issued. Other than the automatic vesting of VCM Stock Options that may occur without any action on the part of VCM or its officers or directors, VCM has not taken any action that would result in any VCM Stock Options that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     (d) VCM has made available to VITAL (i) a description of the terms of employment and compensation arrangements of all officers of VCM and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants who are individuals obligating VCM to make annual cash payments in an amount exceeding $60,000; (iii) a schedule listing all officers of VCM who have executed a non-competition agreement with VCM and a copy  of  each
such agreement currently in effect; (iv) copies (or descriptions) of all severance agreements, programs and policies of VCM with or relating to its employees, except programs and policies required to be maintained by law; and
(v) copies of all plans, programs, agreements and other arrangements of the VCM with or relating to its employees which contain change in control provisions.
     (e) Except as disclosed in Section 3.11(e) of the VCM Disclosure Schedule there shall be no payment, accrual of additional benefits, acceleration of payments, or vesting in any benefit under any VCM Employee Plan or any agreement or arrangement disclosed under this Section 3.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

     (f) There are no controversies pending or, to the knowledge of VCM threatened, between VCM or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on VCM. Neither VCM nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by VCM or any of its subsidiaries (and neither VCM nor any of its subsidiaries has any outstanding material liability with respect to any terminated collective bargaining agreement or labor union contract),nor does VCM know of any activities or proceedings of any labor union to organize any of its or any of its subsidiaries' employees. VCM has no knowledge of any strike, slowdown,work stoppage,lockout or threat thereof by or with respect to any of its or any of its subsidiaries' employees.

     Section 3.12. Environmental Laws and Regulations.

     (a) Except as disclosed by VCM,(i) each of VCM and its subsidiaries is in material compliance with all Environmental Laws, except for non-compliance that would not have a Material Adverse Effect on VCM, which compliance includes, but is not limited to, the possession by VCM and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of VCM or its subsidiaries has received written notice of,or, to the knowledge of VCM, is the subject of, any Environmental Claim that could reasonably be expected to have a Material Adverse Effect on VCM; and (iii) to the knowledge of VCM, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

     (b) Except as disclosed by VCM, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on VCM that are pending or,to the knowledge of VCM, threatened against VCM or any of its subsidiaries or, to the knowledge of VCM, against any person or entity whose liability for any Environmental Claim VCM or its subsidiaries has or may have retained or assumed either contractually or by operation of law.

     Section 3.13. Tax Matters. Except as set forth in Section 3.13 of the VCM Disclosure Schedule: (i) VCM and each of its subsidiaries has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns with respect to Taxes of VCM and each of its subsidiaries and all Tax Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to VCM and each of its subsidiaries have been paid in full or have been provided for in accordance with GAAP on VCM's most recent balance sheet which is part of the VCM SEC Documents; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to VCM or its subsidiaries; (iv) to the knowledge of VCM none of the Tax Returns of or with respect to VCM or any of its subsidiaries is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to VCM or any of its subsidiaries which has not been abated or paid in full.
     Section 3.14. Title to Property. VCM and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on VCM; and, to VCM's knowledge, all leases pursuant to which VCM or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of VCM, under any of such leases, any existing material default  or  event  of
default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which VCM or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect on VCM.

     Section 3.15. Intellectual Property.

     (a) Each of VCM and its subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, services marks, copyrights, trade secrets, and applications therefore that are material to its business as currently conducted (the "VCM Intellectual Property Rights").

     (b) Except as set forth in Section 3.15(b) of the VCM Disclosure Schedule the validity of the VCM Intellectual Property Rights and the title thereto of VCM or any subsidiary, as the case may be, is not being questioned in any litigation to which VCM or any subsidiary is a party.

     (c) The conduct of the business of VCM and its subsidiaries as now conducted does not, to VCM's knowledge, infringe any valid patents, trademarks, tradenames, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any VCM Intellectual Property Rights.

     (d) Each of VCM and its subsidiaries has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where VCM has elected to rely on patent or copyright protection in lieu of trade secret protection.

     Section 3.16. Insurance. VCM currently does not maintain general liability and other business insurance.

     Section 3.17. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding VCM Shares is the only vote of the holders of any class or series of VCM's capital stock necessary to approve and adopt this Agreement and the Merger.

     Section 3.18. Tax Treatment. Neither VCM nor, to the knowledge of VCM, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     Section 3.19. Affiliates. Except for the directors and executive officers of VCM each of whom is listed in Section 3.19 of the VCM Disclosure Schedule, there are no persons who, to the knowledge of VCM, may be deemed to be affiliates of VCM under Rule 1-02(b)of Regulation S-X of the SEC(the
"VCM Affiliates").
     Section 3.20. Certain Business Practices. None of VCM, any of its subsidiaries or any directors, officers, agents or employees of VCM or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

     Section 3.21. Insider Interests. Except as set forth in Section 3.21 of the VCM Disclosure Schedule,no officer or director of VCM has any interest in any material property, real or personal, including without limitation, any computer software or VCM Intellectual Property Rights, used in or pertaining to the business of VCM or any subsidiary, except for the ordinary rights of a stockholder or employee stock optionholder.

     Section 3.22. Opinion of Financial Adviser. No advisers,as of the date hereof, have delivered to the VCM Board a written opinion to the effect that, as of such date,the exchange ratio contemplated by the Merger is fair to the holders of VCM Shares.

     Section 3.23. Brokers. No broker, finder or investment banker is entitled to any brokerage,finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of VCM.

     Section 3.24. Disclosure. No representation or warranty of VCM in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to VITAL pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

     Section 3.25. No Existing Discussions. As of the date hereof, VCM is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition (as defined in Section 5.4).

     Section 3.26. Material Contracts.

     (a) VCM has delivered or otherwise made available to VITAL true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which VCM is a party affecting the obligations of any party thereunder)to which VCM or any of its subsidiaries is a party or by which any of their properties or assets are bound that are, material to the business, properties or assets of VCM and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of VCM and its subsidiaries taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which VCM is a party involving employees of VCM); (ii) licensing, publishing, merchandising or distribution agreements; (iii) contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements;(v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise. (vi) contracts or agreements with any Governmental Entity; and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.2 hereof, the`VCM Contracts"). Neither VCM nor any of its subsidiaries is a party to or bound by any severance,golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.
     (b) Each of the VCM Contracts is valid and enforceable in accordance with its terms, and there is no default under any VCM Contract so listed either by VCM or, to the knowledge of VCM, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by VCM or, to the knowledge of VCM, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on VCM.
     (c) No party to any such VCM Contract has given notice to VCM of or made a claim against VCM with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on VCM.


                                  ARTICLE 4

                                  Covenants

     Section 4.1. Conduct of Business of VITAL. Except as contemplated by this Agreement or as described in Section 4.1 of the VITAL Disclosure Schedule, during the period from the date hereof to the Effective Time, VITAL will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.1 of the VITAL Disclosure Schedule, prior to the Effective Time, VITAL will not, without the prior written consent of VCM:

     (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);

     (b) amend the terms of any stock of any class or any other securities (except bank loans) or equity equivalents.

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

     (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of VITAL (other than the Merger);

     (e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person.
(iii) make any loans, advances or capital contributions to, or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of VITAL; or (v) mortgage or pledge any of its material assets, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

     (f) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner,or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the
date hereof     (including,without limitation,the granting of stock
appreciation rights or performance units); provided, however, that this paragraph (f) shall not prevent VITAL from (i) entering into employment agreements or severance agreements with employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 2000 in the ordinary course of year-end compensation reviews consistent with past practice and paying bonuses to employees for fiscal 2000 in amounts previously disclosed to VCM (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to VITAL);
     (g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions (other than in the ordinary course of business);

     (h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

     (i) revalue in any material respect any of its assets including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;


     (j) (i) acquire (by merger, consolidation,or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to VITAL;(iii) authorize any new capital expenditure or expenditures which, individually is in excess $1,000 or, in the aggregate,are in excess of $5,000; provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;
     (k) make any tax election or settle or compromise any income tax liability material to VITAL;

     (l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on VITAL;

     (m) commence any material research and development project or terminate any material research and development project that is currently ongoing,in either case, except pursuant to the terms of existing contracts or in the ordinary course of business; or
     (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(m) or any action which would make any of the representations or warranties of contained in this Agreement untrue or incorrect.

     Section 4.2. Conduct of Business of VCM. Except as contemplated by this Agreement or as described in Section 4.2 of the VCM Disclosure Schedule during the period from the date hereof to the Effective Time, VCM will conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith,with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.2 of the VCM Disclosure Schedule, prior to the Effective Time, VCM will not, without the prior written consent of VITAL:
     (a) amend its Certificate of Incorporation or Bylaws (or other similar governing instrument);
     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights;
       (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;
     (d) adopt a plan of complete or partial liquidation, dissolution, merger consolidation, restructuring, recapitalization or other reorganization of VCM (other than the Merger);
     (e) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business. (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;
(iii) make any loans, advances or capital contributions to or investments in, any other person; (iv) pledge or otherwise encumber shares of capital stock of VCM or its subsidiaries; or (v) mortgage or pledge any of its material assets, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);
     (f) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this paragraph (f) shall not prevent VCM or its subsidiaries from (i) entering into employment agreements or severance agreements with employees in the ordinary course of business and consistent with past practice or (ii) increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 2000 in the ordinary course of yearend compensation reviews consistent with past practice and paying bonuses to employees for fiscal 2000 in amounts previously disclosed to (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to VCM);
     (g) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions other than in the ordinary course of business;
     (h) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;
     (i) revalue in any material respect any of its assets,including, without limitation, writing down the value of inventory of writing-off notes or accounts receivable other than in the ordinary course of business;
     (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to VCM; (iii) authorize any new capital expenditure or expenditures which,individually,is in excess of $1,000 or, in the aggregate, are in excess of $5,000:provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;
     (k) make any tax election or settle or compromise any income tax liability material to VCM and its subsidiaries taken as a whole;
     (l) settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement  or  compromise of which could have a Material Adverse  Effect  on
VCM;
     (m) commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts or except in the ordinary course of business; or
     (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through 4.2(m) or any action which would make any of the representations or warranties of the VCM contained in this Agreement untrue or incorrect.
     Section 4.3. Preparation of 8-K. VCM and VITAL shall promptly prepare and file with the SEC an 8-K disclosing this merger.
     Section 4.4. Other Potential Acquirers.
     (a) VCM, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Third Party Acquisition.
     Section 4.5. Meetings of Stockholders. VCM shall take all action necessary, in accordance with the respective General Corporation Law of its respective state, and its respective certificate of incorporation and bylaws, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder votes required for the adoption and approval of the transactions contemplated by this Agreement. VCM will, through its Boards of Directors, recommend to their respective stockholders approval of such matters
     Section 4.6. NASD OTC:BB Listing. The parties shall use all reasonable efforts to cause the VITAL Shares, subject to Rule 144, to be traded on the Over-The-Counter Bulletin Board (OTC:BB).
     Section 4.7. Access to Information.
     (a) Between the date hereof and the Effective Time, VITAL will give VCM and its authorized representatives, and VCM will give VITAL and its authorized representatives, reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of itself and its subsidiaries, will permit the other party to make such inspections as such party may reasonably require and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of itself and its subsidiaries as the other party may from time to time reasonably request.

     (b) Between the date hereof and the Effective Time, VITAL shall furnish to VCM, and VCM will furnish to VITAL, within 25 business days after the end of each quarter, quarterly statements prepared by such party in conformity with its past practices) as of the last day of the period then ended.
     (c) Each of the parties hereto will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement.
     Section 4.8. Additional Agreements, Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action,and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation,
(i) cooperating in the preparation and filing of the 8-K, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contesting any legal proceeding relating to the Merger and (iv) the execution of any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, VCM and VITAL agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the stockholder votes with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

     Section 4.9. Indemnification.

     (a) To the extent, if any, not provided by an existing right under one of the parties' directors and officers liability insurance policies, from and after the Effective Time, VITAL shall, to the fullest extent permitted by applicable law, indemnify,defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "Indemnified Party" and, collectively, the ``Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective
Time) that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss expense, claim, damage or liability (whether or not arising before the Effective Time),(i) VITAL shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to VITAL, promptly after statements therefore are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the NGCL or its certificate of incorporation or bylaws, (ii) VITAL will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the NGCL and VITAL's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to VITAL and the Indemnified Party; provided, however, that VITAL shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, c conflict on any significant issue between positions of any two or more Indemnified Parties.
     (b) In the event VITAL or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person,then and in either such case, proper provision shall be made so that the successors and assigns of VITAL shall assume the obligations set forth in this Section 4.9.
     (c) To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of VITAL and VCM and their subsidiaries with respect to their activities as such prior to the Effective Time, as provided in VITAL's and VCM's certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.
     (d) The provisions of this Section 4.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.
     Section 4.10. Notification of Certain Matters. The parties hereto shall give prompt notice to the other parties, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by such party or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of such party and its subsidiaries taken as a whole to which such party or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any material adverse change in their respective financial condition, properties, businesses, results of operations or prospects taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 4.10 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.


                                  ARTICLE 5

                  Conditions to Consummation of the Merger

     Section 5.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of VCM;
     (b) this Agreement shall have been approved and adopted by the Board of Directors of VITAL and VCM;
     (c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger;
     (d) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received; and
     Section 5.2. Conditions to the Obligations of VITAL. The obligation of VITAL to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:
     (a) the representations of VCM contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on VCM) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing VCM shall have delivered to VITAL a certificate to that effect;
     (b) each of the covenants and obligations of VCM to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing VCM shall have delivered to VITAL a certificate to that effect;

     (d) VCM shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the Merger as relates to any obligation, right or interest of VCM under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of VITAL, individually or in the aggregate, have a Material Adverse Effect on VCM;
     (e) there shall have been no events, changes or effects with respect to VCM or its subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on VCM; and
     Section 5.3. Conditions to the Obligations of VCM. The respective obligations of VCM to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:
     (a) the representations of VITAL contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on VITAL) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date), and at the Closing VITAL shall have delivered to VCM a certificate to that effect;
     (b) each of the covenants and obligations of VITAL to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing VITAL shall have delivered to VCM a certificate to that effect;
     (c) there shall have been no events, changes or effects with respect to VITAL having or which could reasonably be expected to have a Material Adverse Effect on VITAL.
                                  ARTICLE 6
                       Termination; Amendment; Waiver
     Section 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by VITAL's or VCM's stockholders:
     (a) by mutual written consent of VITAL and VCM;
     (b) by VCM or VITAL if (i) any court of competent jurisdiction in the United States or other United States Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by August 31, 2001; provided, however, that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;
     (c) by VITAL if (i) there shall have been a breach of any representation or warranty on the part of VCM set forth in this Agreement, or if any representation or warranty of VCM shall have become untrue, in either case such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by August 31, 2001 (or as otherwise extended), (ii) there shall have been a breach by VCM of any of their respective covenants or agreements hereunder having a Material Adverse Effect on VCM or materially adversely affecting (or materially delaying) the consummation of the Merger, and VCM, as the case may be, has not cured such breach within 20 business days after notice by VITAL thereof, provided that VITAL has not breached any of its obligations hereunder, (iii) VITAL shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders; or (iv) VITAL shall have convened a meeting of its Board of Directors to vote upon the Merger and shall have failed to obtain the requisite vote;
     (d) by VCM if (i) there shall have been a breach of any representation or warranty on the part of VITAL set forth in this Agreement, or if any representation or warranty of VITAL shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by August 31, 2001 (or as otherwise extended), (ii) there
shall have been a breach by VITAL of its covenants or agreements hereunder having a Material Adverse Effect on VITAL or materially adversely affecting (or materially delaying) the consummation of the Merger, and VITAL, as the case may be, has not cured such breach within twenty business days after notice by VCM thereof, provided that VCM has not breached any of its obligations hereunder, (iii) the VITAL Board shall have recommended to VITAL's stockholders a Superior Proposal, (iv) the VITAL Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger, or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing,
(v) VCM shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders.
     Section 6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 6.2 and Sections 4.7(c) and 6.3 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.
     Section 6.3. Fees and Expenses. Except as specifically provided in this
Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.
     Section 6.4. Amendment. This Agreement may be amended by action taken by VITAL and VCM at any time before or after approval of the Merger by the stockholders of VITAL and VCM (if required by applicable law) but,after any such approval,no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.
     Section 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.
                                  ARTICLE 7
                                Miscellaneous
     Section   7.1.  Nonsurvival of Representations and Warranties.
The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

     Section 7.2. Entire Agreement; Assignment. This Agreement(a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

     Section 7.3. Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     Section 7.4. Notices. All notices, requests,claims,demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail(postage prepaid,return receipt requested), to each other party as follows:

  If to VCM:

     VCM TECHNOLOGY LIMITED
     1850 East Flamingo Rd. Suite 111
     Las Vegas, Nevada 89119

  with a copy to:

     Stoecklein Law Group
     402 West Broadway, Suite 400
     San Diego, California 92101 (619) 595-4882
     (619) 595-4883
  if to VITAL:
                             VITAL LIVING, INC.
2800 South Rural Road
Tempe, Arizona 85282

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
     Section 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof.
     Section 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
     Section 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 4.9 and 4.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
     Section 7.8. Certain Definitions. For the purposes of this agreement, the term:
     (a) "affiliate" means (except as otherwise provided in Sections 2.19 and
3.19   a   person  that  directly  or  indirectly, through one or  more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;
     (b) "business day" means any day other than a day on which Nasdaq is closed;
     (c) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;
     (d) "knowledge'' or "known'' means, with respect to any matter in question, if an executive officer of VITAL or VCM or its subsidiaries, as the case may be, has actual knowledge of such matter;
     (e) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and
     (f) "subsidiary" or "subsidiaries" of VITAL, VCM or any other person, means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which VITAL, VCM or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly,  50%  or
more of the capital stock, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.
     Section 7.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of VITAL, VCM or any officer, director, employee, agent, representative or investor of any party hereto.
     Section 7.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that, if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Sections 6.3(a), (b) or (c), it shall not be entitled to specific performance to compel the consummation of the Merger.

     Section 7.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.


     In Witness Whereof, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                 VITAL LIVING, INC.
                                 By:/s/
                                    Name: Brad Edson
                                    Title:  President

                                 VCM TECHNOLOGY LIMITED


                                 By:/s/
                                    Name: Debra Amigone
                                    Title:  President

                         VITAL DISCLOSURE SCHEDULE

Schedule 2.1   Organization                  See Amended Articles/Bylaws

Schedule 2.2(a) Options, Stock Preference Rights  See Provided List

Schedule 2.6   Consents & Approvals          None Provided

Schedule 2.7   No Default                    Not Applicable

Schedule 2.8   No Undisclosed Liability      None Exist

Schedule 2.9   Litigation                    None Exist

Schedule 2.10  Compliance with Applicable Law     None

Schedule 2.11 Employee Benefit Plans         None Provided

Schedule 2.12 Environmental Laws and Regs    Not Applicable

Schedule 2.13 Tax Matters                    None Exist

Schedule 2.14 Title to Property              None Exist

Schedule 2.15 Intellectual Property          None Exist

Schedule 2.16 Insurance                      None Exist

Schedule 2.17  Vote Required                 None Required


Schedule 2.18 Tax Treatment                  Not Applicable

Schedule 2.19 Affiliates                     Brad Edson
                                             Martin Gerst

Schedule 2.20 Certain Business Practices     None Exist

Schedule 2.21 Insider Interest               See 2.19

Schedule 2.22 Opinion of Financial Adviser   Waived - None Exist

Schedule 2.23 Broker                         None Exist

Schedule 4.1 Conduct of Business             None Provided

                           VCM DISCLOSURE SCHEDULE

Schedule 3.2(b) Subsidiary Stock             None Exist

Schedule 3.2(c) Capital Stock Rights         None Exist other than as in
                                                                 Articles

Schedule 3.2(d) Securities conversions       None Exist

Schedule 3.2 (f) Subsidiaries                None Exist

Schedule 3.6   Consents & Approvals          Provided

Schedule 3.7   No Default                    Not Applicable

Schedule 3.8   No Undisclosed Liability      None Exist

Schedule 3.9   Litigation                    None Exist

Schedule  3.10   Compliance with             Not  Applicable-full disclosed
                    Applicable Law                                 in 10KSB

Schedule 3.11 Employee Benefit Plans         Section3.11(c)No Options Exist
                                         Section3.11(e) No Agreements Exist

Schedule 3.12 Environmental Laws and Regs    Not Applicable

Schedule 3.13 Tax Matters                    None Exist

Schedule 3.14 Title to Property              None Exist

Schedule 3.15(b) Intellectual Property       None Exist

Schedule 3.16 Insurance                      None Exist

Schedule 3.17 Vote  Required        See Shareholder Meeting Certificate
Schedule 3.18 Tax Treatment                  Not Applicable

Schedule 3.19 Affiliates                    Debra Amigone

Schedule 3.20 Certain Business Practices    None Exist

Schedule 3.21 Insider Interest              None Exist

Schedule 3.22 Opinion of Financial Adviser  Waived - None Exist

Schedule 3.23 Broker                        None Exist
Schedule 4.2 Conduct of Business            See Amended & Restated Articles

Exhibit 3(a)


                     CERTIFICATE OF MERGER
                               OF
                VITAL LIVING, INC. a Nevada corporation
                                   and
               VCM TECHNOLOGY LIMITED a Nevada corporation



     The undersigned corporations, VITAL LIVING, INC., a Nevada corporation ("VLI"), and VCM TECHNOLOGY LIMITED, a Nevada corporation ("VCM"), do hereby certify:
     1. VLI is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on January 22, 2001.

     2. VCM is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on June 19, 1979.

     3. VLI and VCM are parties to a Merger Agreement, pursuant to which VCM will be merged with and into VLI. Upon completion of the merger VLI will be the surviving corporation in the merger and VCM will be dissolved. Pursuant to the Merger Agreement the stockholders of VCM will receive stock in VLI.

     4. The Articles of Incorporation and Bylaws of VLI as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of August 16, 2001, which sets forth the plan of merger providing for the merger of VCM with and into VLI is on file at the corporate offices of VLI.

     6. A copy of the Merger Agreement will be furnished by VLI on request and without cost to any stockholder of any corporation that is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of VCM at a meeting held August 6, 2001.

     8. VCM has 6,454,060 shares of common stock issued, outstanding and entitled to vote on the merger.At a meeting of the Shareholders of VCM held August 6, 2001 all 6,454,060 shares voted in favor of the merger,being sufficient vote to approve the merger.

     9.The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of VLI at a meeting held July 31,2001.

     10.Stockholder approval of the Agreement and Plan of Merger by the Stockholders of VLI is not required pursuant to NRS 92A.130(1).

     11. The manner in which the exchange of issued shares of VLI shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger this 16th day of August,2001.


VITAL LIVING, INC.                 VCM TECHNOLOGY LIMITED
a Nevada corporation               a Nevada corporation


By /s/ Bradley Edson                  By/s/ Debra K. Amigone
    BRADLEY EDSON, President            DEBRA K. AMIGONE, President


By /s/Martin Gerst                    By/s/ Debra K. Amigone
    MARTIN GERST, Secretary             DEBRA K. AMIGONE, Secretary
STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On August 16, 2001 before me, a Notary Public personally appeared BRADLEY EDSON and MARTIN GERST who are the President and Secretary, respectively, of VITAL LIVING,INC.,and who are personally known to me(or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities and that, by their signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                              /s/Anthony N. DeMint
                                 Anthony N. DeMint
                                 Notary Public

STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On August 16, 2001 before me, a Notary Public, personally appeared DEBRA
K. AMIGONE who is the President and Secretary of VCM TECHNOLOGY LIMITED and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in her authorized capacities and that, by her signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                              /s/Anthony N. DeMint
                                 Anthony N. DeMint
                                 Notary Public